The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segments	FY09					FY10					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	-3%	-7%	-6%	-4%	-5%	4%	8%	1%	1%	3%	Q4 increase primarily due to increased merchandising of Armor All ® auto care products and Pine-Sol® cleaner, offset by lower shipments of Clorox® disinfecting products.
Household	3%	-10%	-7%	-3%	-4%	-7%	0%	4%	1%	-1%	Q4 increase mainly due to increased merchandising of Kingsford® charcoal.
Lifestyle (1)	35%	31%	4%	3%	16%	4%	12%	8%	10%	8%	Q4 increase primarily due to increased shipments of Hidden Valley® bottled salad dressings and Burt’s Bees® natural personal care products.
International (1)	4%	3%	2%	0%	2%	3%	1%	3%	0%	2%	Q4 increase primarily due to increased shipments of disinfecting and fragrance cleaning products, offset by lower shipments of Glad® products.
Total Company	4%	-1%	-3%	-2%	-1%	1%	5%	3%	2%	3%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segments	FY09					FY10					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	4%	-1%	1%	0%	1%	3%	3%	-4%	-1%	0%	Q4 variance between changes in volume and sales was primarily driven by unfavorable product mix.
Household	11%	-2%	-1%	0%	2%	-11%	-6%	0%	0%	-4%	Q4 variance between changes in volume and sales was due to price decreases on Glad® trash bags and cat litter, and higher trade-promotion spending.
Lifestyle (1)	45%	37%	5%	7%	20%	3%	10%	5%	7%	6%	Q4 variance between changes in volume and sales was due to higher trade-promotion spending and unfavorable product mix.
International (1)	10%	-4%	-4%	-3%	-1%	4%	21%	9%	2%	9%	Q4 variance between changes in volume and sales was due to the benefit of price increases, partially offset by the impact of unfavorable foreign currencies.
Total Company	12%	3%	0%	0%	3%	-1%	5%	1%	1%	2%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business. International includes Canadian results.

The Clorox Company

Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation schedule of earnings before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2008	FY 2009					FY 2010
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	6/30/10
Earnings before income taxes	$693	$186	$131	$233	$261	$811	$244	$163	$243	$275	$925
Interest income	(12)	(1)	(1)	(1)	(1)	(4)	(1)	(1)	-	(1)	(3)
Interest expense	168	42	44	39	36	161	36	37	34	32	139
EBIT (2)	849	227	174	271	296	968	279	199	277	306	1,061
EBIT margin (2)	16.1%	16.4%	14.3%	20.1%	19.7%	17.8%	20.3%	15.6%	20.3%	20.2%	19.2%
Depreciation and amortization	205	47	46	49	48	190	48	47	44	46	185
EBITDA (3)	$1,054	$274	$220	$320	$344	$1,158	$327	$246	$321	$352	$1,246
EBITDA margin (3)	20.0%	19.8%	18.1%	23.7%	22.9%	21.2%	23.8%	19.2%	23.5%	23.2%	22.5%
Net sales	$5,273	$1,384	$1,216	$1,350	$1,500	$5,450	$1,372	$1,279	$1,366	$1,517	$5,534
Debt to EBITDA (4)	3.3					2.7					2.2
Total debt (5)	$3,475					$3,149					$2,795

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.
(2)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(3)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.
(4)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA.
(5)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2010

Working Capital Update

	Q4
	FY 2010	FY 2009	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2010	FY 2009	Change
Receivables, net	$544	$486	+$58	33	28	+5 day
Inventories, net	$367	$366	+$1	42	43	-1 day
Accounts payable (1)	$410	$381	+$29	43	42	+1 day
Accrued liabilities	$492	$472	+$20
Total WC (2)	$61	$35	+$26
Total WC % net sales (3)	1.0%	0.6%
Average WC (2)	$136	$86	+$50
Average WC % net sales (4)	2.2%	1.4%

  Receivables increased primarily due to the change in auto customer payment terms and the timing of merchandising events in the quarter.
  Accounts payable increased mainly due to an increase in capital expenditures and the timing of inventory purchases during the quarter.
  Accrued liabilities increased mainly due to an increase in employee benefit accruals primarily related to a change in the timing of salary payments and an increase in incentive compensation.
Supplemental Information – Cash Flow
(Unaudited)
For the quarter and year ended June 30, 2010

Capital expenditures for the fourth quarter were $92 million (full year = $203 million)

Depreciation and amortization for the fourth quarter was $46 million (full year = $185 million)

Cash provided by operations

Net cash provided by operations in the fourth quarter was $376 million, compared with $315 million provided by operations in the year-ago quarter. Higher net cash provided by operations in the current quarter was primarily due to changes in working capital versus the prior quarter.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY08	FY09					FY10
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+170	+200	+210	+240	+230	+220	+170	+160	+170	+220	+180
Price Changes	+80	+230	+350	+310	+250	+280	+170	+80	+60	+60	+90
Market Movement (commodities)	-270	-460	-450	0	+160	-170	+240	+300	-120	-260	+30
Manufacturing & Logistics (1)	-110	-250	-120	-90	-150	-160	-40	-80	0	-30	-30
All other (2)	-60	+80	-30	+90	-120	+10	-90	-70	-120	-90	-90

Change vs prior year	-190	-200	-40	+550	+370	+180	+450	+390	-10	-100	+180

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.
(2)	“All other” includes all other drivers of gross margin change, which are usually of an immaterial nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

Economic Profit (Unaudited) (1)

Reconciliation schedule of earnings from continuing operations before income taxes to economic profit (EP)

Dollars in millions and all calculations on a rounded basis

	FY10	FY09	FY08	FY07
Earnings from continuing operations before income taxes	$925	$811	$693	$743
Non-cash restructuring-related and asset impairment costs (2)	4	10	48	4
Interest expense (3)	139	161	168	113
Earnings from continuing operations before income taxes, non-cash restructuring-related and asset
impairment costs, and interest expense	$1,068	$982	$909	$860
Adjusted after tax profit (4)	$697	$650	$604	$574
Average capital employed (5)	$2,928	$3,045	$2,680	$2,165
Capital charge (6)	264	274	241	195
Economic profit (7) (Adjusted after tax profit less capital charge)	$433	$376	$363	$379
% change over prior year	+15.2%	+3.6%	-4.2%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Management believes the presentation of economic profit (EP) provides additional information to investors about current trends in the business. EP is used by management to evaluate business performance and was taken into account in determining management’s incentive compensation and the Company’s contribution to employee profit sharing plans in fiscal year 2010. EP represents profit generated over and above the cost of paying for assets used by the business to generate that profit.
(2)	Non-cash restructuring-related and asset impairment costs are added back to earnings and adjusted capital employed to more closely reflect cash earnings and the total capital investment used to generate those earnings.
(3)	Interest expense is added back to earnings because it is included as a component of the capital charge.
(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations which was 34.8%, 33.8%, 33.6%, and 33.2% in fiscal years 2010, 2009, 2008, and 2007, respectively.
(5)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year non-cash restructuring-related and asset impairment costs. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY10	FY09	FY08	FY07	FY06
Total assets	$4,555	$4,576	$4,712	$3,581	$3,521
Less:
Accounts payable	410	381	418	329	329
Accrued liabilities	492	472	440	507	474
Income taxes payable	74	86	52	17	19
Other liabilities	677	640	632	516	547
Deferred income taxes	24	23	65	5	34
Non-interest bearing liabilities	1,677	1,602	1,607	1,374	1,403
Total capital employed	2,878	2,974	3,105	2,207	$2,118
Non-cash restructuring-related and asset impairment costs	4	10	48	4
Adjusted capital employed	$2,882	$2,984	$3,153	$2,211
Average capital employed	$2,928	$3,045	$2,680	$2,165

(6)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate capital charge was 9% for all fiscal years presented.
(7)	EP represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, and interest expense, after tax, less a capital charge (as defined above).

The Clorox Company

Return on Invested Capital (Unaudited) (1)

Reconciliation of earnings from continuing operations before income taxes to return on invested capital (ROIC)

Dollars in millions and all calculations on a rounded basis

	FY10	FY09	FY08	FY07	FY06
Earnings from continuing operations before income taxes	$925	$811	$693	$743	$653
Restructuring and asset impairment costs (2)	4	20	36	13	1
Interest expense (3)	139	161	168	113	127
Earnings from continuing operations before income taxes,
restructuring and asset impairment costs, and interest expense	$1,068	$992	$897	$869	$781
Adjusted after tax profit (4)	$696	$657	$596	$580	$530
Adjusted average invested capital (5)	$3,049	$3,019	$2,805	$2,189	$2,095
Return on invested capital (6)	22.8%	21.8%	21.2%	26.5%	25.3%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Management believes the presentation of return on invested capital (ROIC) provides additional information to investors about current trends in the business. ROIC is a measure of how effectively the company allocates capital. Beginning with fiscal year 2008, the company adopted a simplified ROIC calculation (see definition below).
(2)	Restructuring and asset impairment costs are added back to earnings and average invested capital to more closely reflect operating results.
(3)	Interest expense is added back to earnings because it is factored in debt, a component of average invested capital (as defined below).
(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, restructuring and asset impairment costs, and interest expense; after tax. The tax rate applied is the effective tax rate on continuing operations, which was 34.8%, 33.8%, 33.6%, 33.2% and 32.1% in fiscal years 2010, 2009, 2008, 2007, and 2006, respectively.
(5)	Average invested capital represents a five quarter average of debt and equity. Adjusted average invested capital represents average invested capital adjusted to add back a five quarter average of cumulative, current-year after-tax restructuring and asset impairment costs. See below for details of the adjusted average invested capital calculation:

(amounts shown below are five quarter averages)	FY10	FY09	FY08	FY07	FY06
Debt	$3,033	$3,338	$3,161	$2,181	$2,533
Equity	14	(324)	(372)	4	(439)
Average invested capital	3,047	3,014	2,789	2,185	2,094
Cumulative after-tax restructuring and asset impairment costs	2	5	16	4	1
Adjusted average invested capital	$3,049	$3,019	$2,805	$2,189	$2,095

(6)	ROIC is calculated as earnings from continuing operations before income taxes, excluding restructuring and asset impairment costs and interest expense, computed on an after-tax basis as a percentage of adjusted average invested capital (as defined above).

The Clorox Company Updated: 8-3-10

U.S. Pricing Actions from CY2008 - CY2010

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Glad
Glad® trash bags (rescinded May 2009)	+7%	February 2008
GladWare® disposable containers (rescinded April 2009)	+7%	February 2008
Glad® trash bags (rescinded December 2008)	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Auto
Armor All® and STP® auto-care products	+5 to +7%	January 2008
Armor All® and STP® auto-care products	+5 to +10%	January 2009
Armor All® and STP® auto-care products (rollback)	-3 to -15%	December 2009

Notes:

  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items.